              FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration for the Purchase Payments and the attached application, Security Benefit Life Insurance Company (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, HE OR SHE MAY RETURN IT TO THE COMPANY WITHIN 10 DAYS FROM THE DATE OF RECEIPT. IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE FIXED ACCOUNT AND WILL REFUND SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS RECEIVED BY THE COMPANY.

Signed for Security Benefit Life Insurance Company on the Contract Date.

             ROGER K. VIOLA                    HOWARD R. FRICKE
                Secretary                         President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

* Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

* A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

* Annuity Payments begin on the Annuity Payout Date using the method specified in this Contract.


ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBG LOGO]
                    SECURITY BENEFIT LIFE INSURANCE COMPANY
              A Member of The Security Benefit Group of Companies
                     P.O. Box 750440, Topeka, KS 66675-0440
                 700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461
                      1-800-469-6587 FOR CUSTOMER SERVICE


Form V6021 (4-94)

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                      PAGE
CONTRACT SPECIFICATIONS ...............................................  3
DEFINITIONS ...........................................................  4-6
GENERAL PROVISIONS ....................................................  7, 8
   THE CONTRACT .......................................................  7
   COMPLIANCE .........................................................  7
   MISSTATEMENT OF AGE AND SEX ........................................  7
   EVIDENCE OF SURVIVAL ...............................................  7
   INCONTESTABILITY ...................................................  7
   ASSIGNMENT .........................................................  7
   EXCHANGES ..........................................................  8
   CLAIMS OF CREDITORS ................................................  8
   NONFORFEITURE VALUES ...............................................  8
   PARTICIPATION ......................................................  8
   STATEMENTS .........................................................  8
OWNERSHIP, ANNUITANT AND
BENEFICIARY PROVISIONS ................................................  9
   OWNERSHIP ..........................................................  9
   JOINT OWNERSHIP ....................................................  9
   ANNUITANT ..........................................................  9
   PRIMARY AND SECONDARY BENEFICIARIES ................................  9
   OWNERSHIP AND BENEFICIARY CHANGES ..................................  9
PURCHASE PAYMENT PROVISIONS ........................................... 10
   FLEXIBLE PURCHASE PAYMENTS ......................................... 10
   PURCHASE PAYMENT LIMITATIONS ....................................... 10
   PURCHASE PAYMENT ALLOCATION ........................................ 10
   PLACE OF PAYMENT ................................................... 10
CONTRACT VALUE AND EXPENSE PROVISIONS ................................. 10-12
   CONTRACT VALUE ..................................................... 10
   FIXED ACCOUNT CONTRACT VALUE ....................................... 10
   FIXED ACCOUNT INTEREST CREDITING ................................... 11
   SEPARATE ACCOUNT CONTRACT VALUE .................................... 11
   ACCUMULATION UNIT VALUE ............................................ 11
   DETERMINING ACCUMULATION UNITS ..................................... 11
   MORTALITY AND EXPENSE RISK CHARGE .................................. 12
   PREMIUM TAX EXPENSE ................................................ 12
   MUTUAL FUND EXPENSES ............................................... 12
WITHDRAWAL PROVISIONS ................................................. 12, 13
   WITHDRAWALS ........................................................ 12
   WITHDRAWAL VALUE ................................................... 13
   SYSTEMATIC WITHDRAWALS ............................................. 13
   DATE OF REQUEST .................................................... 13
   PAYMENT OF WITHDRAWAL BENEFITS ..................................... 13
DEATH BENEFIT PROVISIONS .............................................. 14, 15
   DEATH BENEFIT ...................................................... 14
   PROOF OF DEATH ..................................................... 14
   DISTRIBUTION RULES ................................................. 14, 15
ANNUITY PAYMENT PROVISIONS ............................................ 15-19
   ANNUITY PAYOUT DATE ................................................ 15
   CHANGE OF ANNUITY PAYOUT DATE ...................................... 15
   ANNUITY PAYOUT AMOUNT .............................................. 15
   ANNUITY TABLES ..................................................... 16
   ANNUITY PAYMENTS ................................................... 16
   CHANGE OF ANNUITY OPTION ........................................... 16
   FIXED ANNUITY PAYMENTS ............................................. 16
   VARIABLE ANNUITY PAYMENTS .......................................... 16
   ANNUITY UNITS ...................................................... 16, 17
   NET INVESTMENT FACTOR .............................................. 17
   ALTERNATE ANNUITY OPTION RATES ..................................... 17
   ANNUITY OPTIONS .................................................... 18, 19
ANNUITY TABLES ........................................................ 20
AMENDMENTS OR ENDORSEMENTS, IF ANY

                                       -2-
                                                                    15-60210-00
                                                                    BP 602111

--------------------------------------------------------------------------------
                            CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

OWNER NAME:                             CONTRACT NUMBER:

OWNER DATE OF BIRTH:                    CONTRACT DATE:

JOINT OWNER NAME:                       ISSUE DATE:

JOINT OWNER DATE OF BIRTH:              ANNUITY PAYOUT DATE:

ANNUITANT NAME:                         PLAN:

ANNUITANT DATE OF BIRTH:                ASSIGNMENT:

ANNUITANT GENDER:

PRIMARY BENEFICIARY:                    SECONDARY BENEFICIARY
                                        NAME:  See Application or subsequent
                                        change form


--------------------------------------------------------------------------------

INITIAL PURCHASE PAYMENT ..............................

MINIMUM SUBSEQUENT PURCHASE PAYMENTS ..................
                                                         investment program

MINIMUM SYSTEMATIC WITHDRAWAL .........................  $100

MORTALITY AND EXPENSE RISK CHARGE .....................  .55% Annually

GUARANTEED RATE .......................................  3%

ANNUITY OPTION ........................................

SUBACCOUNTS:
   New America Growth Subaccount
   International Stock Subaccount
   Mid-Cap Growth Subaccount
   Equity Income Subaccount
   Personal Strategy Balanced Subaccount
   Limited-Term Bond Subaccount
   Prime Reserve Subaccount

METHOD FOR DEDUCTIONS:

   Deductions for any Premium Taxes will be allocated proportionately to the Owner's Contract Value in the Subaccounts and the Fixed Account.


* The Annuity Payout Date and Annuity Option are assigned automatically and may be changed by the Owner prior to the Annuity Payout Date. See "Change of Annuity Payout Date" and "Change of Annuity Option."

                                      -3-
V6021 A (9-96)

--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

ACCOUNT
                     An Account is one of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT
                     The Accumulation Unit is a unit of measure. It is used to compute the Separate Account Contract Value prior to the Annuity Payout Date. It is also used to compute the Variable annuity Payments for Annuity Options 5 through 7.

ANNUITANT
                     The Annuitant is the person named by the Owner on whose life the Annuity Payments depend for Annuity Options 1 through 4. The Annuitant receives Annuity Payments under this Contract. Please see "Annuitant" provisions on page 9.

ANNUITY OPTION
                     An Annuity Option is a set of provisions that form the basis for making Annuity Payments. The Annuity Option is set prior to the Annuity Payout Date. Please see "Annuity Options" on pages 18 and 19.

ANNUITY PAYOUT DATE
                     The Annuity Payout Date is the date on which Annuity Payments are scheduled to begin. This date may be changed by the Owner. The Annuity Payout Date is shown on Page 3. Please see "Annuity Payout Date" on page 15.

ANNUITY UNIT
                     The Annuity Unit is a unit of measure used to compute Variable Annuity Payments for Annuity Options 1 through 4.

AUTOMATIC EXCHANGES
                     Automatic Exchanges are Exchanges among the Subaccounts and the Fixed Account. Such exchanges are made automatically on a periodic basis by the Company at the written request of the Owner. The Company reserves the right to discontinue, modify or suspend Automatic Exchanges.

COMPANY
                     The Company is Security Benefit Life Insurance Company, P.O. Box 750440, Topeka, Kansas 66675-0440.

CONTRACT ANNIVERSARY
                     A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE
                     The Contract Date is the date the Contract begins. The Contract Date is shown on page 3.

CONTRACT YEAR
                     Contract Years are measured from the Contract Date.

CURRENT INTEREST
                     The Company may in its discretion pay Current Interest on the Fixed Account at a rate that exceeds the Guaranteed Rate shown on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

                     Upon the death of the Owner or Joint Owner, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:
                     1. Owner;
                     2. Joint Owner;
                     3. Primary Beneficiary;
                     4. Secondary Beneficiary;
                     5. Annuitant; and
                     6. the Owner's estate if no one listed above is alive.

V6021 B (4-94)

--------------------------------------------------------------------------------
DEFINITIONS (CONTINUED)
--------------------------------------------------------------------------------

DESIGNATED
BENEFICIARY (Cont'd)
                     The Designated Beneficiary receives a death benefit upon the death of the Owner. Please see "Ownership, Annuitant, and Beneficiary Provisions" on page 9 and "Death Benefit Provisions" on pages 14 and 15.

FIXED ACCOUNT
                     The Fixed Account is part of the Company's general account. The Company manages the general account and guarantees that it will credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate. This Rate is shown on page 3.

GUARANTEE PERIOD
                     Current Interest, if declared, is fixed for rolling periods of one or more years, referred to as Guarantee Periods. The Company may offer Guarantee Periods of different durations. The Guarantee Period that applies to any Fixed Account Contract Value: (1) starts on the date that such Contract Value is allocated to the Fixed Account pursuant to: (a) a Purchase Payment Received by the Company; or (b) an Exchange to the Fixed Account; and (2) ends on the last day of the same month in the year in which the Guarantee Period expires. When any Guarantee Period expires, a new Guarantee Period shall start for such Contract Value on the date that follows such expiration date. Such period shall end on the immediately preceding date in the year in which the Guarantee Period expires. For example, assuming a one-year Guarantee Period, Contract Value exchanged to the Fixed Account on June 1 would have a Guarantee Period starting on that date and ending on June 30 of the following year. A new Guarantee Period for such Contract Value would start on July 1 of that year and end on June 30 of the following year.

HOME OFFICE
                     The address of the Company's Home Office is Security Benefit Life Insurance Company, P.O. Box 750440, Topeka, Kansas 66675-0440.

ISSUE DATE
                     The Issue Date is the date the Company uses to determine the date the Contract becomes incontestable. The Issue Date is shown on Page 3. Please see "Incontestability" on page 7.

JOINT OWNER
                     The Joint Owner, if any, shares an undivided interest in the entire Contract with the Owner. The Joint Owner, if any, is named on page 3. Please see "Joint Ownership" provisions on page 9.

NONNATURAL PERSON
                     Any group or entity that is not a living person, such as a trust or corporation.

OWNER
                     The Owner is the person who has all rights under the Contract. The Owner is named on page 3. Please see "Ownership" provisions on page 9.

PREMIUM TAX
                     Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT
                     A Purchase Payment is money Received by the Company and applied to the Contract.

RECEIVED BY THE
COMPANY
                     The phrase "Received by the Company" means receipt by the Company in good order at its Home Office, P.O. Box 750440, Topeka, Kansas 66675-0440.

--------------------------------------------------------------------------------
DEFINITIONS (CONTINUED)
--------------------------------------------------------------------------------

SEPARATE ACCOUNT
                     The T. Rowe Price Variable Annuity Account is a Separate Account established and maintained by the Company under Kansas law. The Separate Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account may not be charged with liabilities arising from any other business the Company may conduct.

                     Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Subaccounts shown on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount without regard to income, gains or losses in the other Subaccounts. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The values of the assets in the Separate Account on each Valuation Date are determined at the end of each Valuation Date.

SUBACCOUNT NET
ASSET VALUE
                     The Subaccount Net Asset Value is equal to: (1) the net asset value of all shares of the underlying mutual fund held by the Subaccount; plus (2) any cash or other assets; less (3) all liabilities of the Subaccount.

SUBACCOUNTS
                     The Separate Account is divided into Subaccounts which invest in shares of mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

                     1. change  or  add   designated   mutual   funds  or  other
                        investment vehicles;
                     2. add, remove or combine Subaccounts;
                     3. add,  delete or make  substitutions  for securities that are held or purchased by the Separate Account or any Subaccount;
                     4. operate the Separate Account as a management  investment company;
                     5. combine the assets of the  Separate  Account  with other
                        Separate   Accounts  of  the  Company  or  an  affiliate
                        thereof;
                     6. restrict  or  eliminate  any voting  rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and
                     7. terminate and liquidate any Subaccount.

                     If any of these changes result in a material change to the Separate Account or a Subaccount, the Company will notify the Owner of the change. The Company will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

VALUATION DATE
                     A Valuation Date is each day the New York Stock Exchange and the Company's Home Office are open for business.

VALUATION PERIOD
                     A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

V6021 C (4-94)

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT
                     The entire Contract between the Owner and the Company consists of this Contract, the attached Application, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

                     The Purchase Payment(s) and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE
                     The Company reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will also file such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE
AND SEX
                     If the age or sex of the Annuitant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age or sex. Proof of the age of an Annuitant may be required at any time, in a form suitable to the Company. If payments have already commenced and the misstatement has caused an underpayment, the full amount due will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL
                     When any payments under this Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company. Such proof must be in a form accepted by the Company, and may be required prior to making the payments.

INCONTESTABILITY
                     This Contract will not be contested after it has been in force for two years from the Issue Date during the life of the Owner.

ASSIGNMENT
                     Please refer to page 3 to see if this Contract may be assigned. If it may be assigned, no Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the rights of the Owner, Annuitant and Beneficiary are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

--------------------------------------------------------------------------------
GENERAL PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

EXCHANGES
                     The Owner may Exchange Contract Value among the Fixed Account and Subaccounts subject to the following.

                     The Owner may make only six Exchanges per Contract Year. Exchanges are not allowed within 30 days of the Annuity Payout Date. Automatic Exchanges are not included in the six Exchanges allowed per Contract Year. After the Annuity Payout Date, for Annuity Options 1 through 4, the Owner may Exchange Contract Value only among Subaccounts.

                     The Company reserves the right to: (1) limit the amount that may be subject to Exchanges; (2) limit the amount remaining in an account after an Exchange; (3) waive or limit the number of Exchanges allowed each Contract Year;
                     (4) impose conditions on the right to Exchange; and (5) suspend Exchanges. Exchanges must be at least $500 or, if less, the remaining balance in the Fixed Account or a Subaccount.

                     Contract Value may be exchanged from the Fixed Account only: (1) during the calendar month in which the applicable Guarantee Period expires; and (2) pursuant to an Automatic Exchange. Exchanges of Fixed Account Contract Value shall be made: (1) first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month in which the Exchange is effected; (2) then in the order that starts with Fixed Account Contract Value which has the longest amount of time before its Guarantee Period expires; and (3) ends with that which has the least amount of time before its Guarantee Period expires.

                     The Company will effect an Exchange to or from a Subaccount on the basis of Accumulation Unit Value (or Annuity Unit Value) determined at the end of the Valuation Period in which the Exchange is effected. The Company will effect an Exchange from the Fixed Account on the basis of Fixed Account Contract Value at the end of the Valuation Period in which the Exchange is effected.

                     The Company reserves the right to delay Exchanges from the Fixed Account for up to 6 months as required by most states. The Company will inform you if there will be a delay.

CLAIMS OF CREDITORS
                     The Contract Value and other benefits under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE
VALUES
                     The Death Benefits, Withdrawal Values and Annuity Payout Values will at least equal the minimum required by law.

PARTICIPATION
                     The Company is a mutual life insurance company. Therefore, it pays dividends on some of its contracts. However, the Company does not expect dividends to become payable on this Contract. At the end of each Contract Year the Company will determine the Contract's dividend, if any. The Owner may choose to have it: (1) added to the Contract Value; or (2) paid in cash. If no choice is made, any dividend will be added to the Contract Value.

STATEMENTS
                     At least once each Contract Year the Owner shall be sent a statement including the current Contract Value and any other information required by law. The Owner may send a written request for a statement at other intervals. The Company may charge a reasonable fee for such statements.

V6021 D (4-94)

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP
                     During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner. If the purchaser names someone other than himself or herself as Owner, the purchaser has no rights in the Contract. No Owner may be older than age 85 on the Contract Date.

JOINT OWNERSHIP
                     If a Joint Owner is named in the application, then the Owner and Joint Owner share an undivided interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership rights made by both the Owner and Joint Owner. When a Joint Owner is named, all references to "Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, except for the "Statements" provision on page 8 and the "Death Benefit Provisions" on pages 14 and 15.

ANNUITANT
                     The Annuitant is named on page 3. The Owner may change the Annuitant prior to the Annuity Payout Date. The request for this change must be made in writing and Received by the Company at least 30 days prior to the Annuity Payout Date. No Annuitant may be named who is more than 85 years old on the Contract Date. When the Annuitant dies prior to the Annuity Payout Date, the Owner must name a new Annuitant within 30 days or, if sooner, by the Annuity Payout Date, except where the Owner is a Nonnatural Person. If a new Annuitant is not named, the Owner becomes the Annuitant.

PRIMARY AND
SECONDARY
BENEFICIARIES
                     The Primary Beneficiary and any Secondary Beneficiary are named on page 3. The Owner may change any Beneficiary as described in "Ownership and Beneficiary Changes" below. If the Primary Beneficiary dies prior to the Owner, the Secondary Beneficiary becomes the Primary Beneficiary. Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND
BENEFICIARY CHANGES
                     Subject to the terms of any existing Assignment, the Owner may name a new Owner, a new Primary Beneficiary or a new Secondary Beneficiary. Any new choice of Owner, Primary Beneficiary or Secondary Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the change is recorded. A new choice of Primary Beneficiary or Secondary Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was recorded. The Company may require the Contract be returned so these changes may be made.

--------------------------------------------------------------------------------
PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE
PAYMENTS
                     The Contract becomes in force when the initial Purchase Payment is applied. The Owner is not required to continue Purchase Payments in the amount or frequency originally planned. The Owner may: (1) increase or decrease the amount of Purchase Payments, subject to any Contract or administrative limits; or (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request.

PURCHASE PAYMENT
LIMITATIONS
                     Total Purchase Payments to the Contract may not be greater than $1,000,000 without prior approval by the Company. The Minimum Subsequent Purchase Payment amount is shown on page 3.

PURCHASE PAYMENT
ALLOCATION
                     Purchase Payments may be allocated among the Fixed Account and the Subaccounts. The allocations may be a whole dollar amount or whole percentage. However, no less than $25 per Purchase Payment may be allocated to any Account. The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT
                     All Purchase Payments under this Contract are to be paid to the Company at its Home Office. Purchase Payments after the first Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

CONTRACT VALUE
                     On any Valuation  Date,  the Contract  Value is the sum of:
                     (1) the Separate Account Contract Value; and (2) the Fixed Account Contract Value. At any time after the first Contract Year and before the Annuity Payout Date, the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $2,000.

FIXED ACCOUNT
CONTRACT VALUE
                     On any Valuation Date, the Fixed Account Contract Value is equal to the first Purchase Payment allocated under the Contract to the Fixed Account:

                     PLUS:

                     1. any other Purchase Payments allocated under the Contract to the Fixed Account;
                     2. any  Exchanges  from the  Separate  Account to the Fixed
                        Account; and
                     3. any interest credited to the Fixed Account.

                     LESS:

                     1. any Withdrawals deducted from the Fixed Account;
                     2. any  Exchanges  from the Fixed  Account to the  Separate
                        Account;
                     3. any applicable Premium Taxes;
                     4. any Fixed Account Contract Value which is applied to any of Annuity Options 1 through 4; and
                     5. any  Annuity  Payments  made  under  Annuity  Options  5 through 7.

V6021 E (4-94)

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CONTRACT VALUE AND EXPENSE PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

FIXED ACCOUNT
INTEREST CREDITING
                     The Company shall credit interest on Fixed Account Contract Value at an annual rate at least equal to the Guaranteed Rate shown on page 3. Also, the Company may in its sole judgment credit Current Interest at a rate in excess of the Guaranteed Rate. The rate of Current Interest, if declared, shall be fixed during the Guarantee Period. Fixed Account Contract Value shall earn Current Interest during each Guarantee Period at the rate, if any, declared by the Company on the first day of the Guarantee Period.

                     The Company may credit Current Interest on Contract Value that was allocated or exchanged to the Fixed Account during one period at a different rate than amounts allocated or exchanged to the Fixed Account in another period. Also, the Company may credit Current Interest on Fixed Account Contract Value at different rates based upon the length of the Guarantee Period. Therefore, at any time, portions of Fixed Account Contract Value may be earning Current Interest at different rates based upon the period during which such portions were allocated or exchanged to the Fixed Account and the length of the Guarantee Period.

SEPARATE ACCOUNT
CONTRACT VALUE
                     On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Subaccount for this Contract.

ACCUMULATION UNIT
VALUE
                     The initial Accumulation Unit Value for each Subaccount was set at $10. Other Accumulation Unit Values are found on each Valuation Date by dividing (1) by (2) where:

                     1. is equal to:

                        a. the Subaccount Net Asset Value  determined at the end
                           of the current Valuation Period; plus
                        b. any dividends declared by the Subaccount's underlying
                           mutual fund that are not part of the Subaccount Net Asset Value; less
                        c. the accrued Mortality and Expense Risk Charge; and
                        d. any taxes for which the  Company has  reserved  which
                           the Company deems to have resulted from the operation of the Subaccount.

                     2. is the number of Accumulation  Units at the start of the
                        Valuation Period.

                     The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING
ACCUMULATION
UNITS
                     The number of Accumulation Units allocated to a Subaccount under this Contract is found by dividing: (1) the amount allocated to the Subaccount; by (2) the Accumulation Unit Value for the Subaccount at the end of the Valuation Period during which the amount is applied under the Contract. The number of Accumulation Units allocated to a Subaccount under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

                     1. Purchase Payments that are applied to the Subaccount;
                     2. Contract  Value  that  is  Exchanged  into or out of the
                        Subaccount;
                     3. Withdrawals that are deducted from the Subaccount; and
                     4. Premium Taxes that are deducted from the Subaccount.

--------------------------------------------------------------------------------
CONTRACT VALUE AND EXPENSE PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

MORTALITY AND
EXPENSE RISK
CHARGE
                     The Company will deduct the Mortality and Expense Risk Charge shown on page 3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit and Annuity Unit Values on each Valuation Date.

PREMIUM TAX EXPENSE
                     The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any applicable Premium Taxes will be allocated as described on page 3.

MUTUAL FUND EXPENSES
                     Each Subaccount invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS
                     A full Withdrawal of the Contract Value or partial Withdrawal of Separate Account Contract Value is allowed at any time. Partial Withdrawals of Fixed Account Contract Value are, however, restricted as described below. This provision is subject to any federal or state Withdrawal restrictions.

                     A partial Withdrawal of Fixed Account Contract Value may be made only: (1) pursuant to Systematic Withdrawals; (2) during the calendar month in which the applicable Guarantee Period expires; and (3) once per Contract Year in an amount up to the greater of $5,000 or 10 percent of the Fixed Account Contract Value at the time of the partial Withdrawal.

                     Upon the Owner's request for a full Withdrawal, the Company will pay the Withdrawal Value in a lump sum.

                     All Withdrawals must meet the following conditions.

                     1. The  request  for  Withdrawal  must be  Received  by the
                        Company in writing or under other methods allowed by the Company.
                     2. The Owner  must  apply:  (a) while this  Contract  is in force; and (b) prior to the Annuity Payout Date.
                     3. The amount Withdrawn must be at least $500.00 except for
                        Systematic Withdrawals, as discussed below, or when terminating the Contract.

                     A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. Withdrawals of Fixed Account Contract Value shall be made: (1) first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month in which the Withdrawal is effected; (2) then in the order that starts with Fixed Account Contract Value which has the longest amount of time before its Guarantee Period expires; and (3) ends with that which has the least amount of time before its Guarantee Period expires.

V6021 F (4-94)

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

WITHDRAWAL VALUE
                     The Withdrawal Value at any time will be: (1) the Contract Value; less (2) any Premium Taxes due or paid by the Company.

SYSTEMATIC
WITHDRAWALS
                     Systematic Withdrawals are automatic periodic distributions from the Contract in substantially equal amounts prior to the Annuity Payout Date. In order to start Systematic
                     Withdrawals, the Owner must make the request in writing. The Minimum Systematic Withdrawal is shown on page 3. The Owner must choose the type of payment and its frequency. The payment type may be: (1) a percentage of Contract Value; (2) a specified dollar amount; (3) all earnings in the Contract; or (4) based upon the life expectancy of the Owner or the Owner and a Beneficiary. The payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or
                     (4) annually. Systematic Withdrawals of Fixed Account Contract Value must provide for payments over a period of not less than 36 months. Systematic Withdrawals may be stopped by the Owner upon proper written request Received by the Company at least 30 days in advance. The Company reserves the right to stop, modify or suspend Systematic Withdrawals.

DATE OF
REQUEST
                     The Company will effect a Withdrawal of Separate Account Contract Value on the basis of Accumulation Unit Value determined at the end of the Valuation Period in which all the required information is Received by the Company.

PAYMENT OF
WITHDRAWAL
BENEFITS
                     The Company reserves the right to suspend an Exchange or delay payment of a Withdrawal from the Separate Account for any period:

                     1. when the New York Stock Exchange is closed; or

                     2. when   trading  on  the  New  York  Stock   Exchange  is
                        restricted; or

                     3. when an  emergency  exists  as a result  of  which:  (a)
                        disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account; or

                     4. during any other period when the Securities and Exchange
                        Commission, by order, so permits to protect owners of securities.

                     Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.

                     The Company further reserves the right to delay payment of a Withdrawal from the Fixed Account for up to six months as required by most states. The Company will notify you if there will be a delay.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT
                     If any Owner dies prior to the Annuity Payout Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company. If an Owner is a Nonnatural Person, then the Death Benefit will be paid in the event of the death of the Annuitant or any joint Owner that is a natural person prior to the Annuity Payout Date. Further, if an Owner is a Nonnatural Person, the amount of the death benefit is based on the age of the Annuitant or any joint Owner that is a natural person on the Issue Date.

                     If the age of each Owner was 75 or younger on the Issue Date, the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments, less any Premium Taxes due or paid by the Company and less the sum of all partial Withdrawals; (2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company; or (3) the Stepped-Up Death Benefit below.

                     The Stepped-Up Death Benefit is:

                     1. the largest  Death  Benefit on any Contract  Anniversary that is both an exact multiple of five and occurs prior to the oldest Owner reaching age 76; plus
                     2. any  Purchase  Payments  received  since the  applicable fifth Contract Anniversary; less
                     3. any   reductions   caused  by   Withdrawals   since  the
                        applicable fifth Contract Anniversary; less
                     4. any Premium Taxes due or paid by the Company.

                     If the age of any Owner on the Issue Date was 76 or older, the Death Benefit will be: (1) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company; less (2) any Premium Taxes due or paid by the Company.

                     If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

                     The value of the Death Benefit is determined as of the date that both Proof of Death and instructions regarding payment are Received by the Company in good order.

PROOF OF
DEATH
                     Any of the following will serve as Proof of Death:

                     1. certified copy of the death certificate;
                     2. certified decree of a court of competent jurisdiction as to the finding of death;
                     3. written  statement by a medical  doctor who attended the deceased Owner; or
                     4. any proof accepted by the Company.

DISTRIBUTION
RULES
                     The entire Death Benefit with any interest shall be paid within 5 years after the death of any Owner, except as provided below. In the event that the Designated Beneficiary elects an Annuity Option, the length of time for the payment period may be longer than 5 years if: (1) the Designated Beneficiary is a natural person; (2) the Death Benefit is paid out under Annuity Options 1 through 7; (3) payments are made over a period that does not exceed the life or life expectancy of the Designated Beneficiary; and (4) Annuity Payments begin within one year of the death of the Owner. If the deceased Owner's spouse is the sole Designated Beneficiary, the spouse shall become the sole Owner of the Contract. He or she may elect to: (1) keep the Contract in force until the sooner of the spouse's death or the Annuity Payout Date; or (2) receive the Death Benefit.

V6021 G (4-94)

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

DISTRIBUTION
RULES (cont'd)
                     If any Owner dies after the Annuity Payout Date, Annuity Payments shall continue to be paid at least as rapidly as under the method of payment being used as of the date of the Owner's death.

                     If the Owner is a Nonnatural Person, the distribution rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other provision of the Code deemed necessary by the Company, in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code section 72(s), or any successor provision, as interpreted by the Company in its sole judgment.

                     The foregoing distribution rules do not apply to a Contract which is: (1) provided under a plan described in Code section 401(a); (2) described in Code section 403(b); (3) an individual retirement annuity or provided under an individual retirement account or annuity; or (4) otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY PAYOUT
DATE
                     The Owner may choose the Annuity Payout Date at the time of application. If no Annuity Payout Date is chosen, the Company will use the later of: (1) the oldest Annuitant's seventieth birthday; or (2) the tenth Contract Anniversary. The Annuity Payout Date must be prior to the oldest Annuitant's ninetieth birthday.

                     The Annuity Payout Date is the date the first payment will be made to the Annuitant under any of the Annuity Options.

CHANGE OF ANNUITY
PAYOUT DATE
                     The Owner may change the Annuity Payout Date. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days prior to the new Annuity Payout Date as well as 30 days prior to the previous Annuity Payout Date.

ANNUITY PAYOUT
AMOUNT
                     The Annuity Payout Amount is applied to one or more of the Annuity Options listed on pages 18 and 19. The Annuity Payout Amount is: (1) the Contract Value on the Annuity Payout Date; less (2) any Premium Taxes due or paid by the Company. Unless otherwise directed by the Owner, Annuity Payout Amount derived from Fixed Account Contract Value will be applied to purchase a Fixed Annuity Option; that derived from Separate Account Contract Value will be applied to purchase a Variable Annuity Option.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

ANNUITY TABLES
                     The Annuity Tables show the guaranteed minimum amount of monthly Annuity Payment that applies to the first payment for Variable Annuity Payments and to each payment for Fixed Annuity Payments for each $1,000 of Annuity Payout Amount for each of Annuity Options 1 through 4. The amount of each Annuity Payment for Annuity Options 1 through 4 will depend on the Annuitant's sex and age on the Annuity Payout Date. The Annuity Tables state values for the exact ages shown. The values will be interpolated based on the Annuitant's exact age on the Annuity Payout Date. On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

                     The Company bases the Tables for Annuity Options 1 through 4 on: (1) the 1983 Table "A" Mortality Table projected for mortality improvement for 45 years using Projection Scale G; and (2) an interest rate of 3 1/2% a year.

                     For Annuity Options 5 through 7, age and sex are not considered. Annuity Payments for these options are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS
                     The Annuity Option is shown on page 3. The Owner may choose any form of Annuity Option that is allowed by the Company. The Owner may choose an Annuity Option by written request. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date. Several Annuity Options are listed on pages 18 and 19. No Annuity Option can be selected that requires the Company to make periodic payments of less than $100.00. If no Annuity Option is chosen prior to the Annuity Payout Date, the Company will use Life with 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

CHANGE OF ANNUITY
OPTION
                     Prior to the Annuity Payout Date, the Owner may change the Annuity Option chosen. The Owner must request the change in writing. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date.

FIXED ANNUITY
PAYMENTS
                     With respect to Fixed Annuity Payments, the amounts shown on the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 4.

VARIABLE ANNUITY
PAYMENTS
                     With respect to Variable Annuity Payments, the amounts shown on the Tables are the first Annuity Payment, based on the assumed interest rate of 3 1/2% for Annuity Options 1 through 4. The amount of each Annuity Payment after the first for these options is computed by means of Annuity Units.

ANNUITY UNITS
                     The number of Annuity Units is found by dividing the first Annuity Payment by the Annuity Unit Value for the selected Subaccount on the Annuity Payout Date. The number of Annuity Units for the Subaccount then remains constant, unless an Exchange of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of Annuity Units times the Annuity Unit Value for the Subaccount on the due date of the Annuity Payment.

V6021 H (4-94)

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

ANNUITY UNITS (Cont'd)
                     The Annuity Unit Value for each Subaccount was first set at $1.00. The Annuity Unit Value for any subsequent Valuation Date is equal to (a) times (b) times (c), where:

                     (a) is the Annuity Unit Value on the immediately  preceding
                         Valuation Date;
                     (b) is the Net Investment Factor for the day;
                     (c) is a factor used to adjust for an assumed interest rate of 3 1/2% per year used to determine the Annuity Payment amounts. The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT
FACTOR
                     The Net Investment Factor for any Subaccount at the end of any Valuation Period is found by dividing (1) by (2) and subtracting (3) from the result, where:

                     1.  is equal to:

                         a. the net asset  value per  share of the  mutual  fund
                            held in the Subaccount, found at the end of the current Valuation Period; plus

                         b. the per share amount of any dividend or capital gain
                            distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus

                         c. a per share charge or credit for any taxes  reserved
                            for, which the Company deems to have resulted from the operation of the Subaccount.

                     2. is the net asset value per share of the Subaccount's underlying mutual fund as found at the end of the prior Valuation Period.

                     3. is a factor representing the Mortality and Expense Risk Charge deducted from the Separate Account.

                     Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net
                     Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Subaccount are credited or charged against the Subaccount without regard to the gains or losses in the Company or other Subaccounts.

ALTERNATE ANNUITY
OPTION RATES
                     The  Company  may,  at the time of  election  of an Annuity
                     Option,   offer  more  favorable   rates  in  lieu  of  the
                     guaranteed rates shown in the Annuity Tables.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

ANNUITY OPTIONS

OPTION 1
                     LIFE OPTION: This option provides payments for the life of the Annuitant. Table A shows some of the guaranteed rates for this option.

OPTION 2
                     LIFE WITH FIXED PERIOD OPTION: This option provides payments for the life of the Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen. Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 3
                     LIFE WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides payments for the life of the Annuitant, with a period certain determined by dividing the Annuity Payout Amount by the amount of the first payment. A fixed number of payments will be made even if the Annuitant dies. If the Annuitant dies before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 4
                     JOINT AND LAST SURVIVOR OPTION: This option provides payments for the life of the Annuitant and Joint Annuitant. Payments will be made as long as either is living. Table B shows some of the guaranteed rates for this option.

OPTION 5
                     FIXED PERIOD OPTION: This option provides payments for a fixed number of years between 5 and 20. If the Contract Value is held in the Fixed Account, then the amount of the payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the amount of the payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 6
                     FIXED PAYMENT OPTION: This option provides a fixed payment amount. This amount is paid until the amount applied, including daily interest adjustments, is paid. If the Contract Value is held in the Fixed Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be no less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

V6021 I (4-94)

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

ANNUITY OPTIONS (cont'd)

                     OPTION 7 AGE RECALCULATION OPTION: This option provides for payments based upon the Annuitant's life expectancy, or the joint life expectancies of the Annuitant and a beneficiary, at the Annuitant's attained age (and the Annuitant's beneficiary's attained or adjusted age, if applicable) each year. The payments are computed by reference to actuarial tables prescribed by the Treasury Secretary. Payments are made until the amount applied is exhausted. If the Contract Value is held in the Fixed Account, then the number of payments will vary as a result of the interest rate (as adjusted periodically) credited on the Fixed Account. This rate is guaranteed to be not less than the Guaranteed Rate shown on page 3. If the Contract Value is held in the Separate Account, then the number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the remaining payments, such payments will be made to the Designated Beneficiary.

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                    Table A
                           Guaranteed Minimum Amount
                             of Monthly Payment for
                              each $1,000 applied
                              SINGLE LIFE ANNUITY
--------------------------------------------------------------------------------
 AGE OF                         MONTHLY PAYMENTS CERTAIN             INSTALLMENT
 PAYEE         0          60          120         180         240      REFUND
--------------------------------------------------------------------------------
 MALE
   55        4.45        4.44        4.41        4.37        4.30        4.31
   56        4.52        4.51        4.48        4.43        4.36        4.37
   57        4.60        4.59        4.56        4.50        4.42        4.44
   58        4.68        4.67        4.64        4.57        4.47        4.51
   59        4.77        4.76        4.72        4.65        4.53        4.58

   60        4.87        4.85        4.81        4.72        4.60        4.65
   61        4.97        4.95        4.90        4.80        4.66        4.73
   62        5.07        5.05        5.00        4.89        4.72        4.82
   63        5.19        5.17        5.10        4.97        4.79        4.90
   64        5.31        5.29        5.20        5.06        4.85        5.00

   65        5.44        5.41        5.32        5.15        4.92        5.09
   66        5.58        5.55        5.44        5.24        4.98        5.20
   67        5.73        5.69        5.56        5.34        5.05        5.30
   68        5.89        5.84        5.69        5.44        5.11        5.41
   69        6.06        6.00        5.82        5.54        5.17        5.53

   70        6.24        6.17        5.97        5.64        5.23        5.66

FEMALE
   55        4.11        4.11        4.10        4.08        4.05        4.05
   56        4.17        4.17        4.16        4.14        4.10        4.10
   57        4.23        4.23        4.22        4.19        4.15        4.15
   58        4.30        4.29        4.28        4.25        4.21        4.21
   59        4.37        4.36        4.35        4.32        4.27        4.27

   60        4.44        4.44        4.42        4.38        4.33        4.34
   61        4.52        4.51        4.49        4.45        4.39        4.40
   62        4.60        4.59        4.57        4.52        4.45        4.47
   63        4.69        4.68        4.65        4.60        4.52        4.55
   64        4.78        4.77        4.74        4.68        4.58        4.63

   65        4.88        4.87        4.84        4.76        4.65        4.71
   66        4.99        4.98        4.93        4.85        4.72        4.80
   67        5.10        5.09        5.04        4.94        4.79        4.89
   68        5.23        5.21        5.15        5.04        4.86        4.99
   69        5.36        5.34        5.27        5.14        4.94        5.09

   70        5.50        5.48        5.39        5.24        5.01        5.20

RATES NOT SHOWN WILL BE PROVIDED ON REQUEST. THE GUARANTEED MINIMUM MONTHLY PAYMENTS SHOWN APPLY TO THE INITIAL PAYMENT FOR VARIABLE ANNUITY PAYMENTS AND TO EACH PAYMENT FOR FIXED ANNUITY PAYMENTS.

--------------------------------------------------------------------------------
  JOINT & LAST                  |
SURVIVOR ANNUITY                |
TABLE B - MONTHLY     FEMALE    |                   MALE AGE
  INSTALLEMNTS         AGE      |      55      60      62      65      70
--------------------------------|-----------------------------------------------
Until last Death        55      |     3.85    3.93    3.95    3.99    4.03
of Two Payees           60      |     3.98    4.10    4.15    4.21    4.29
per $1,000 of           62      |     4.03    4.18    4.23    4.30    4.40
benefit amount          65      |     4.11    4.28    4.35    4.45    4.59
                        70      |     4.21    4.45    4.54    4.69    4.92

ANNUAL, SEMIANNUAL, OR QUARTERLY PAYMENTS CAN BE DETERMINED FROM TABLE A OR B BY MULTIPLYING THE MONTHLY PAYMENTS BY 11.812854, 5.9572233, AND 2.9914201, RESPECTIVELY.

V6021 J (4-94)

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

* Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

* A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

* Annuity Payments begin on the Annuity Payout Date using the method as specified in this Contract.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)


                                   [SBG LOGO]
                    SECURITY BENEFIT LIFE INSURANCE COMPANY
              A Member of The Security Benefit Group of Companies
                     P.O. Box 750440, Topeka, KS 66675-0440
                 700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461
                      1-800-469-6587 FOR CUSTOMER SERVICE

              FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration for the Purchase Payments and the attached application, Security Benefit Life Insurance Company (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, HE OR SHE MAY RETURN IT TO THE COMPANY WITHIN 10 DAYS FROM THE DATE OF RECEIPT. IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE FIXED ACCOUNT AND WILL REFUND SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS RECEIVED BY THE COMPANY.

Signed for Security Benefit Life Insurance Company on the Contract Date.


           ROGER K. VIOLA                  HOWARD R. FRICKE
             Secretary                        President



                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

* Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

* A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

* Annuity Payments begin on the Annuity Payout Date using the method specified in this Contract.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBG LOGO]
                    SECURITY BENEFIT LIFE INSURANCE COMPANY
              A Member of The Security Benefit Group of Companies
                     P.O. Box 750440, Topeka, KS 66675-0440
                 700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461
                      1-800-469-6587 FOR CUSTOMER SERVICE


Form V6021 (4-94)U

--------------------------------------------------------------------------------
                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                      PAGE
CONTRACT SPECIFICATIONS ...............................................  3
DEFINITIONS ...........................................................  4-6
GENERAL PROVISIONS ....................................................  7, 8
   THE CONTRACT .......................................................  7
   COMPLIANCE .........................................................  7
   MISSTATEMENT OF AGE  ...............................................  7
   EVIDENCE OF SURVIVAL ...............................................  7
   INCONTESTABILITY ...................................................  7
   ASSIGNMENT .........................................................  7
   EXCHANGES ..........................................................  8
   CLAIMS OF CREDITORS ................................................  8
   NONFORFEITURE VALUES ...............................................  8
   PARTICIPATION ......................................................  8
   STATEMENTS .........................................................  8
OWNERSHIP, ANNUITANT AND
BENEFICIARY PROVISIONS ................................................  9
   OWNERSHIP ..........................................................  9
   JOINT OWNERSHIP ....................................................  9
   ANNUITANT ..........................................................  9
   PRIMARY AND SECONDARY BENEFICIARIES ................................  9
   OWNERSHIP AND BENEFICIARY CHANGES ..................................  9
PURCHASE PAYMENT PROVISIONS ........................................... 10
   FLEXIBLE PURCHASE PAYMENTS ......................................... 10
   PURCHASE PAYMENT LIMITATIONS ....................................... 10
   PURCHASE PAYMENT ALLOCATION ........................................ 10
   PLACE OF PAYMENT ................................................... 10
CONTRACT VALUE AND EXPENSE PROVISIONS ................................. 10-12
   CONTRACT VALUE ..................................................... 10
   FIXED ACCOUNT CONTRACT VALUE ....................................... 10
   FIXED ACCOUNT INTEREST CREDITING ................................... 11
   SEPARATE ACCOUNT CONTRACT VALUE .................................... 11
   ACCUMULATION UNIT VALUE ............................................ 11
   DETERMINING ACCUMULATION UNITS ..................................... 11
   MORTALITY AND EXPENSE RISK CHARGE .................................. 12
   PREMIUM TAX EXPENSE ................................................ 12
   MUTUAL FUND EXPENSES ............................................... 12
WITHDRAWAL PROVISIONS ................................................. 12, 13
   WITHDRAWALS ........................................................ 12
   WITHDRAWAL VALUE ................................................... 13
   SYSTEMATIC WITHDRAWALS ............................................. 13
   DATE OF REQUEST .................................................... 13
   PAYMENT OF WITHDRAWAL BENEFITS ..................................... 13
DEATH BENEFIT PROVISIONS .............................................. 14, 15
   DEATH BENEFIT ...................................................... 14
   PROOF OF DEATH ..................................................... 14
   DISTRIBUTION RULES ................................................. 14, 15
ANNUITY PAYMENT PROVISIONS ............................................ 15-19
   ANNUITY PAYOUT DATE ................................................ 15
   CHANGE OF ANNUITY PAYOUT DATE ...................................... 15
   ANNUITY PAYOUT AMOUNT .............................................. 15
   ANNUITY TABLES ..................................................... 16
   ANNUITY PAYMENTS ................................................... 16
   CHANGE OF ANNUITY OPTION ........................................... 16
   FIXED ANNUITY PAYMENTS ............................................. 16
   VARIABLE ANNUITY PAYMENTS .......................................... 16
   ANNUITY UNITS ...................................................... 16, 17
   NET INVESTMENT FACTOR .............................................. 17
   ALTERNATE ANNUITY OPTION RATES ..................................... 17
   ANNUITY OPTIONS .................................................... 18, 19
ANNUITY TABLES ........................................................ 20
AMENDMENTS OR ENDORSEMENTS, IF ANY

--------------------------------------------------------------------------------
DEFINITIONS (CONTINUED)
--------------------------------------------------------------------------------

SEPARATE ACCOUNT
                     The T. Rowe Price Variable Annuity Account is a Separate Account established and maintained by the Company under Kansas law. The Separate Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account may not be charged with liabilities arising from any other business the Company may conduct.

                     Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Subaccounts shown on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount without regard to income, gains or losses in the other Subaccounts. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account on each Valuation Date are determined at the end of each Valuation Date.

SUBACCOUNT NET
ASSET VALUE
                     The Subaccount Net Asset Value is equal to: (1) the net asset value of all shares of the underlying mutual fund held by the Subaccount; plus (2) any cash or other assets; less (3) all liabilities of the Subaccount.

SUBACCOUNTS
                     The Separate Account is divided into Subaccounts which invest in shares of mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

                     1. change  or  add   designated   mutual   funds  or  other
                        investment vehicles;
                     2. add, remove or combine Subaccounts;
                     3. add,  delete or make  substitutions  for securities that are held or purchased by the Separate Account or any Subaccount;
                     4. operate the Separate Account as a management  investment company;
                     5. combine the assets of the  Separate  Account  with other
                        Separate   Accounts  of  the  Company  or  an  affiliate
                        thereof;
                     6. restrict  or  eliminate  any voting  rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and
                     7. terminate and liquidate any Subaccount.

                     If any of these changes result in a material change to the Separate Account or a Subaccount, the Company will notify the Owner of the change. The Company will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

VALUATION DATE
                     A Valuation Date is each day the New York Stock Exchange and the Company's Home Office are open for business.

VALUATION PERIOD
                     A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

V6021 C (4-94)U

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT
                     The entire Contract between the Owner and the Company consists of this Contract, the attached Application, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

                     The Purchase Payment(s) and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE
                     The Company reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will also file such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE
                     If the age of the Annuitant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age. Proof of the age of an Annuitant may be required at any time, in a form suitable to the Company. If payments have already commenced and the misstatement has caused an underpayment, the full amount due will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL
                     When any payments under this Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company. Such proof must be in a form accepted by the Company, and may be required prior to making the payments.

INCONTESTABILITY
                     This Contract will not be contested after it has been in force for two years from the Issue Date during the life of the Owner.

ASSIGNMENT
                     Please refer to page 3 to see if this Contract may be assigned. If it may be assigned, no Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the rights of the Owner, Annuitant and Beneficiary are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

ANNUITY TABLES
                     The Annuity Tables show the guaranteed minimum amount of monthly Annuity Payment that applies to the first payment for Variable Annuity Payments and to each payment for Fixed Annuity Payments for each $1,000 of Annuity Payout Amount for each of Annuity Options 1 through 4. The amount of each Annuity Payment for Annuity Options 1 through 4 will depend on the Annuitant's age on the Annuity Payout Date. The Annuity Tables state values for the exact ages shown. The values will be interpolated based on the Annuitant's exact age on the Annuity Payout Date. On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

                     The Company bases the Tables for Annuity Options 1 through 4 on: (1) the 1983 Table "A" Mortality Table projected for mortality improvement for 45 years using Projection Scale G; and (2) an interest rate of 3 1/2% a year.

                     For Annuity Options 5 through 7, age is not considered. Annuity Payments for these options are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS
                     The Annuity Option is shown on page 3. The Owner may choose any form of Annuity Option that is allowed by the Company. The Owner may choose an Annuity Option by written request. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date. Several Annuity Options are listed on pages 18 and 19. No Annuity Option can be selected that requires the Company to make periodic payments of less than $100.00. If no Annuity Option is chosen prior to the Annuity Payout Date, the Company will use Life with 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

CHANGE OF ANNUITY
OPTION
                     Prior to the Annuity Payout Date, the Owner may change the Annuity Option chosen. The Owner must request the change in writing. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date.

FIXED ANNUITY
PAYMENTS
                     With respect to Fixed Annuity Payments, the amounts shown on the Tables are the guaranteed minimum for each Annuity Payment for Annuity Options 1 through 4.

VARIABLE ANNUITY
PAYMENTS
                     With respect to Variable Annuity Payments, the amounts shown on the Tables are the first Annuity Payment, based on the assumed interest rate of 3 1/2% for Annuity Options 1 through 4. The amount of each Annuity Payment after the first for these options is computed by means of Annuity Units.

ANNUITY UNITS
                     The number of Annuity Units is found by dividing the first Annuity Payment by the Annuity Unit Value for the selected Subaccount on the Annuity Payout Date. The number of Annuity Units for the Subaccount then remains constant, unless an Exchange of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of Annuity Units times the Annuity Unit Value for the Subaccount on the due date of the Annuity Payment.

V6021 H (4-94)U

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

ANNUITY UNITS (Cont'd)
                     The Annuity Unit Value for each Subaccount was first set at $1.00. The Annuity Unit Value for any subsequent Valuation Date is equal to (a) times (b) times (c), where:

                     (a) is the Annuity Unit Value on the immediately  preceding
                         Valuation Date;
                     (b) is the Net Investment Factor for the day;
                     (c) is a factor used to adjust for an assumed interest rate of 3 1/2% per year used to determine the Annuity Payment amounts. The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT
FACTOR
                     The Net Investment Factor for any Subaccount at the end of any Valuation Period is found by dividing (1) by (2) and subtracting (3) from the result, where:

                     1.  is equal to:

                         a. the net asset  value per  share of the  mutual  fund
                            held in the Subaccount, found at the end of the current Valuation Period; plus

                         b. the per share amount of any dividend or capital gain
                            distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus

                         c. a per share charge or credit for any taxes  reserved
                            for, which the Company deems to have resulted from the operation of the Subaccount.

                     2. is the net asset value per share of the Subaccount's underlying mutual fund as found at the end of the prior Valuation Period.

                     3. is a factor representing the Mortality and Expense Risk Charge deducted from the Separate Account.

                     Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net
                     Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Subaccount are credited or charged against the Subaccount without regard to the gains or losses in the Company or other Subaccounts.

ALTERNATE ANNUITY
OPTION RATES
                     The  Company  may,  at the time of  election  of an Annuity
                     Option,   offer  more  favorable   rates  in  lieu  of  the
                     guaranteed rates shown in the Annuity Tables.

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                    Table A
                           Guaranteed Minimum Amount
                             of Monthly Payment for
                              each $1,000 applied
                              SINGLE LIFE ANNUITY
--------------------------------------------------------------------------------
 AGE OF                         MONTHLY PAYMENTS CERTAIN             INSTALLMENT
 PAYEE         0          60          120         180         240      REFUND
--------------------------------------------------------------------------------
 UNISEX
   55        4.11        4.11        4.10        4.08        4.05        4.05
   56        4.17        4.17        4.16        4.14        4.10        4.10
   57        4.23        4.23        4.22        4.19        4.15        4.15
   58        4.30        4.29        4.28        4.25        4.21        4.21
   59        4.37        4.36        4.35        4.32        4.27        4.27

   60        4.44        4.44        4.42        4.38        4.33        4.34
   61        4.52        4.51        4.49        4.45        4.39        4.40
   62        4.60        4.59        4.57        4.52        4.45        4.47
   63        4.69        4.68        4.65        4.60        4.52        4.55
   64        4.78        4.77        4.74        4.68        4.58        4.63

   65        4.88        4.87        4.84        4.76        4.65        4.71
   66        4.99        4.98        4.93        4.85        4.72        4.80
   67        5.10        5.09        5.04        4.94        4.79        4.89
   68        5.23        5.21        5.15        5.04        4.86        4.99
   69        5.36        5.34        5.27        5.14        4.94        5.09

   70        5.50        5.48        5.39        5.24        5.01        5.20

RATES NOT SHOWN WILL BE PROVIDED ON REQUEST. THE GUARANTEED MINIMUM MONTHLY PAYMENTS SHOWN APPLY TO THE INITIAL PAYMENT FOR VARIABLE ANNUITY PAYMENTS AND TO EACH PAYMENT FOR FIXED ANNUITY PAYMENTS.

--------------------------------------------------------------------------------
  JOINT & LAST                  |
SURVIVOR ANNUITY                |
TABLE B - MONTHLY               |                     AGE
  INSTALLEMNTS         AGE      |      55      60      62      65      70
--------------------------------|-----------------------------------------------
Until last Death        55      |     3.77    3.87    3.90    3.95    4.00
of Two Payees           60      |     3.87    4.01    4.06    4.13    4.24
per $1,000 of           62      |     3.90    4.06    4.12    4.21    4.34
benefit amount          65      |     3.95    4.13    4.21    4.32    4.49
                        70      |     4.00    4.24    4.34    4.49    4.75

ANNUAL, SEMIANNUAL, OR QUARTERLY PAYMENTS CAN BE DETERMINED FROM TABLE A OR B BY MULTIPLYING THE MONTHLY PAYMENTS BY 11.812854, 5.9572233, AND 2.9914201, RESPECTIVELY.

V6021 J (4-94)U

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

* Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

* A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

* Annuity Payments begin on the Annuity Payout Date using the method as specified in this Contract.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBG LOGO]
                    SECURITY BENEFIT LIFE INSURANCE COMPANY
              A Member of The Security Benefit Group of Companies
                     P.O. Box 750440, Topeka, KS 66675-0440
                 700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461
                      1-800-469-6587 FOR CUSTOMER SERVICE

                                                                    15-60210-12
                                                                    BP 6021D4

                                  ENDORSEMENT

--------------------------------------------------------------------------------
ANNUITY LOAN PROVISIONS
--------------------------------------------------------------------------------

LOAN ENDORSEMENT

         This endorsement is attached to and made part of your Contract as of its Issue Date or, if later, the date shown below. Notwithstanding any other provision of the Contract to the contrary, the following provisions shall apply.

GENERAL PROVISIONS

         Prior to the start of retirement annuity installments (the "maturity date"), the Company shall lend an amount applied for to the Owner subject to the limitations, interest rates, and repayment procedures set forth herein and in the loan agreement between the Owner and the Company. Any loan applied for must be for a minimum of $1,000. Only two loans shall be permitted per contract year. All loans must be repaid as specified herein before the maturity date. Except for loans that qualify under the Code for a longer repayment period, as determined by the Company, all loans must be repaid within five years of approval. All loan repayments must be scheduled to be paid in equal amounts on the same day of each month or quarter. For monthly repayments the first scheduled repayment may not be later than 30 days after the date of approval of the loan application by the Company. For quarterly repayments the first scheduled repayment may not be later than 90 days after the date of approval of the loan application by the Company. Before a loan is permitted a written application and loan agreement on a form acceptable to the Company must be Received by the Company. The Company may postpone final approval or disapproval of a loan for up to six months after the application for a loan is received.

TAX CONSEQUENCES

         The Company makes no representations or guarantees as to the tax consequences of a loan to the Owner. The Owner should consult his or her tax counsel for specific advice.

MAXIMUM LOAN AMOUNT

         The maximum loan amount for all contracts combined, is generally equal to the lesser of: (1) $50,000 reduced by the excess of: (a) the highest outstanding loan balance within the preceding 12-month period ending on the day before the date the loan is made; over (b) the outstanding loan balance on the date the loan is made; or (2) 50% of your account value or $10,000, whichever is greater. However, in no case can you borrow more than your account value.

LOAN ACCOUNT, AND INTEREST EARNED ON LOAN ACCOUNT

         When your loan is approved, the Company will transfer to an account within the Fixed Amount, referred to as the Loan Account, an amount equal to the loan amount. Amounts allocated to the Loan Account earn the Minimum Guaranteed Interest Rate specified in the Contract.

LOAN INTEREST RATE

         The Owner must pay interest on the outstanding loan balance. Interest shall accrue on the loan balance from the effective date of any loan. The loan interest rate shall be the Minimum guaranteed Interest Rate plus 2.5%

LOAN PAYMENTS

         Each loan payment must be labeled as such. If not labeled as a loan payment, amounts received by the Company will be treated as Purchase Payments. Each loan payment will reduce the Loan Account by the amount the payment reduces the outstanding loan balance. Amounts which are no longer needed in the Loan Account will be transferred to the Fixed Account and/or the Subaccounts in accordance with current allocation instructions for purchase payments. The loan may be repaid in full at any time, in which event, the Loan Account shall be reduced to $0.

V 6846 (R1-97)                                                        NON-ERISA

--------------------------------------------------------------------------------
ANNUITY LOAN PROVISIONS (Continued)
--------------------------------------------------------------------------------

FAILURE TO MAKE PAYMENTS

         If any required loan payment is not paid, within 30 days of the due date for loans with a monthly repayment schedule or within 90 days of the due date for loans with a quarterly repayment schedule, the TOTAL OUTSTANDING LOAN BALANCE will be deemed to be in default. The entire loan balance, with any accrued interest, will be reported to the Internal Revenue Service ("IRS") on Form 1099-R for the year the default occurred. Once a loan has gone into default, regularly scheduled payments will not be accepted. However, the principal plus accrued interest may be paid in full at any time. Notwithstanding any other provision of the Contract or this endorsement to the contrary, no new loans will be allowed when there is a loan in default.

         Interest will continue to accrue on a loan in default. You may pay accrued interest each year when notified by SBL. If such interest is not paid by December 31st of each year, it will be added to the outstanding balance of the loan and will be reported to the IRS on Form 1099-R. Account value equal to the amount of the accrued interest will be transferred to the Loan Account. If a loan continues to be in default when you attain age 59 1/2, the total outstanding balance will be deducted from your account value. The Contract will be automatically terminated if the outstanding loan balance on a loan in default equals or exceeds the amount for which the Contract may be surrendered. The proceeds from the Contract will be used to repay the debt.

WITHDRAWAL VALUE, ANNUITY PAYOUT AMOUNT, AND DEATH BENEFIT

         If the Contract is surrendered, or if a death benefit becomes payable, the amount otherwise receivable will be reduced by the amount of the outstanding loan, plus any accrued interest. In addition, no partial withdrawal request will be processed which would result in the withdrawal of account value from the Loan Account.


                                        SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                   ROGER K. VIOLA

                                                      Secretary


----------------------------
Endorsement Effective Date
(If Other Than Issue Date)

                                  ENDORSEMENT

--------------------------------------------------------------------------------
ANNUITY LOAN PROVISIONS
--------------------------------------------------------------------------------

LOAN ENDORSEMENT
                     This endorsement is attached to and made a part of your Contract as of its Issue Date or, if later, the date shown below. Notwithstanding any other provision of the Contract to the contrary, the following provisions shall apply.

GENERAL PROVISIONS
                     Prior to the Annuity Payout Date, the Company shall lend an amount applied for to the Owner subject to the limitations, interest rates, and repayment procedures set forth herein and in the loan agreement between the Owner and the Company. Any loan applied for must be for a minimum of $1,000. Only two loans shall be permitted per Contract Year. All loans must be repaid as specified herein before the Annuity Payout Date. The Annuity Payout Date may not be changed so that it would occur prior to the time that any outstanding loan balance is scheduled to be repaid in full. Except for loans that qualify under the Code for a longer repayment period, as determined by the Company, all loans must be repaid within five years of approval. All loan repayments must be scheduled to be paid in equal amounts on the same day of each month or quarter. For monthly repayments the first scheduled repayment may not be later than 30 days after the date of approval of the loan application by the Company. For quarterly repayments the first scheduled repayment may not be later than 90 days after the date of approval of the loan application by the Company. Before a loan is permitted a written application and loan agreement on a form acceptable to the Company must be Received by the Company. The Company may postpone final approval or disapproval of a loan for up to six months after the application for a loan is received.

TAX CONSEQUENCES
                     The Company makes no representations or guarantees as to the tax consequences of a loan to the Owner. The Owner should consult his or her tax counsel for specific advice.

MAXIMUM LOAN
AMOUNT
                     For Contracts with Contract Value of $20,000 or less, the maximum loan that may be taken is the amount that produces a loan balance immediately after the loan that is the lesser of $10,000 or 75% of the Contract Value. For Contracts with Contract Value over $20,000 the maximum loan that may be taken is the amount that produces a loan balance immediately after the loan that is the lesser of:
                     (1) $50,000 reduced by the excess of (a) the highest outstanding loan balance during the preceding 12 month period ending on the day before the date the loan is made over (b) the outstanding loan balance on the date the loan is made; or (2) 50% of the Contract Value. The aggregate of all loans may not exceed the limitations set forth above.

LOAN ACCOUNT, AND
INTEREST EARNED ON
LOAN ACCOUNT
                     When your loan is approved, the Company will transfer Contract Value from the Subaccounts or allocate Fixed Account Contract Value to an account called the Loan
                     Account in an amount equal to the loan amount. Any such transfer shall be allocated proportionately to the Owner's Contract Value in the Subaccounts and the Fixed Account, unless otherwise directed by the Owner. The Loan Account is part of the Fixed Account and amounts allocated to the Loan Account earn the Minimum Guaranteed Interest Rate specified in the Contract.

LOAN INTEREST RATE
                     The Owner must pay interest on the outstanding loan balance. Interest shall accrue on the loan balance from the effective date of any loan. The loan interest rate shall be the Minimum Guaranteed Interest Rate plus 1.55%.


V6843 (4-94)

--------------------------------------------------------------------------------
ANNUITY LOAN PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

LOAN PAYMENTS
                     Each loan payment must be labeled as such. If not labeled as a loan payment, amounts received by the Company will treated as Purchase Payments. Loan payments will be applied first to accrued interest and then to the principal amount of the outstanding loan balance. Upon receipt of a loan payment, we will transfer Contract Value from the Loan Account to the Fixed Account and/or the Subaccounts according to the Owner's current allocation instructions with respect to Purchase Payments. The amount of Contract Value transferred from the Loan Account shall be equal to the amount by which the payment reduces the outstanding principal loan balance, plus the amount of accrued interest credited on the Loan Account at the Minimum Guaranteed Interest Rate as of the date of the payment. The loan may be repaid in full at any time, in which event, the Loan Account shall be reduced to $0.

FAILURE TO MAKE
PAYMENTS
                     If a loan payment is not made when due, the loan payment may be treated as a taxable distribution and may be subject to a tax penalty for early withdrawal. If a loan payment is not made as specified and scheduled herein and in the loan agreement, the Company shall withdraw the amount of Contract Value necessary to make the payment, including interest accrued thereon. The amount withdrawn will be treated as a loan payment as described above. Any such withdrawal shall be allocated proportionately to the Owner's Contract Value in the Subaccounts and the Fixed Account. Withdrawals from Fixed Account Contract Value to make a loan payment will be made in the order prescribed under "Withdrawal Provisions" in the Contract. In the event that the amount of a loan repayment equals or exceeds the Owner's Contract Value less the amount in the Loan Account at any time, the full amount of the outstanding loan balance, including accrued interest, shall become due and payable on the next scheduled repayment date.

WITHDRAWAL VALUE,
ANNUITY PAYOUT
AMOUNT, AND
DEATH BENEFIT
                     Before calculating the Withdrawal Value, the Annuity Payout Amount or the Death Benefit under the Contract, the Company shall withdraw that amount of Contract Value necessary to reduce the outstanding loan balance to $0. As a result, the Contract Value shall be reduced by the amount of the withdrawal. The Contract Value remaining after the withdrawal shall be used to calculate the Withdrawal Value, Annuity Payout Amount or Death Benefit as set forth in the Contract.


                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                     ROGER K. VIOLA
                                                       Secretary


___________________________________________
         Endorsement Effective Date
         (If Other Than Issue Date)

                                  ENDORSEMENT

--------------------------------------------------------------------------------
                SIMPLE INDIVIDUAL RETIREMENT ANNUITY PROVISIONS
--------------------------------------------------------------------------------

SIMPLE INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

         This Contract is established as a Savings Incentive Match Plan for Employees of Small Employers Individual Retirement Annuity ("SIMPLE IRA") as defined in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision pursuant to the Owner's request in the Application. Accordingly, this endorsement is attached to and made part of the Contract as of its Issue Date or, if later, the date shown below. Notwithstanding any other provisions of the Contract to the contrary, the following provisions shall apply.

RESTRICTIONS ON SIMPLE INDIVIDUAL RETIREMENT ANNUITY

         To ensure treatment as a SIMPLE IRA, this Contract will be subject to the applicable requirements of Code Section 408, which are briefly summarized below:

         1. The Contract is established for the exclusive benefit of the Owner or his or her beneficiaries. The Owner shall be the Annuitant.

         2. The Contract shall be nontransferable and the entire interest of the Owner in the Contract is nonforfeitable.

         3. Notwithstanding any provision of the Contract to the contrary, the distribution of the Owner's interest shall be made in accordance with the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

              The Owner's entire interest in the Contract must be distributed, or begin to be distributed, by the Owner's required beginning date, which is the April 1 following the calendar year in which the Owner reaches age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date, the Owner may elect to have the balance in the account distributed in one of the following forms:

              1)   A single lump sum payment;

              2) Equal or substantially equal monthly, quarterly, or annual payments over the life of the Owner or over the joint and last survivor lives of the Owner and his or her Designated Beneficiary; or

              3) Equal or substantially equal annual payments over a specified period that may not be longer than the Owner's life expectancy or the joint and last survivor life expectancy of the Owner and his or her Designated Beneficiary.

              An Annuity Option may not be elected with a Fixed Period that will guarantee Annuity Payments beyond the life expectancy of the Annuitant and Beneficiary and Annuity Payments must be made at least annually and in equal amounts.

         4.   If  the  Owner  dies   before  his  or  her  entire   interest  is
              distributed, the entire remaining interest will be distributed as follows:

              a.   If the Owner dies on or after  distributions have begun under
                   Section 3, the entire remaining interest must be distributed at least as rapidly as provided under Section 3.


4453C-5S (2-97)

--------------------------------------------------------------------------------
           SIMPLE INDIVIDUAL RETIREMENT ANNUITY PROVISIONS (Continued)
--------------------------------------------------------------------------------

RESTRICTIONS ON SIMPLE INDIVIDUAL RETIREMENT ANNUITY (continued)

              b.   If the Owner  dies  before  distributions  have  begun  under
                   Section 3, the entire remaining interest must be distributed as elected by the Owner or, if the Owner has not so elected, as elected by the Designated Beneficiary or Beneficiaries as follows:

                   1)   By  December  31  of  the  year   containing  the  fifth
                        anniversary of the Owner's death; or

                   2) In equal or substantially equal payments over the life or life expectancy of the Designated Beneficiary or Beneficiaries starting by December 31 of the year following the year of the Owner's death. If, however, the Designated Beneficiary is the Owner's surviving spouse, then this Distribution is not required to begin until December 31 of the later of (1) the calendar year immediately following the calendar year in which the Owner died; or (2) the calendar year in which the Owner would have attained age 70 1/2.

         5. An individual may satisfy the minimum distribution requirements under Section 401(a)(9) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the Owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

         6. Any refund of premiums (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of future premiums or the purchase of additional benefits.

         7. The annual premium shall not exceed amounts allowable under the terms of the SIMPLE plan described in Section 408(p) of the Code or any successor provision in which the Owner is a participant.

         8. Transfers and rollovers from other SIMPLE IRAs are permitted and are excluded from the limit set forth in Section 7.

         9. Notwithstanding any Contract provisions to the contrary, no amount may be borrowed under the Contract and no portion may be used as security for a loan.

         10. Annuity Payments may not begin before the Annuitant attains the age of 59 1/2 without incurring a penalty tax except in the situations described in Section 72(t) of the Code.


                                        SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                   ROGER K. VIOLA

                                                      Secretary


----------------------------
Endorsement Effective Date
(If Other Than Issue Date)

                              TAX-SHELTERED ANNUITY
                                   ENDORSEMENT

TAX-SHELTERED ANNUITY ENDORSEMENT

         This Contract is established as a  Tax-Sheltered  Annuity ("TSA") under
         Section 403(b) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, pursuant to the Owner's request in the application. Accordingly, this Endorsement is attached to and made part of the Contract as of its issue date or, if later, the date shown below. If this is a group contract, references to the "Owner" and to the "Contract" shall, respectively, be deemed to include the Participant and the Participant's Certificate where appropriate.

TAX-SHELTERED ANNUITY PROVISIONS

         To ensure treatment as a TSA, this Contract will be subject to the requirements of Code Section 403(b), which are briefly summarized below:

         (a) Purchase Payments made on behalf of the Owner pursuant to a salary reduction agreement when added to "elective deferral" contributions under all other plans, contracts or arrangements in which the Owner participates, may not exceed the annual limitation on such contributions as provided in Code Section 401(a)(30).

         (b) Purchase Payments applied to the Contract on behalf of the Owner which exceed the applicable "exclusion allowance"
                  (within  the  meaning  of  Code  Section   403(b)(2))  or  the
                  limitations contained in Code Section 415 shall not be excludable from gross income.

         (c) Purchase Payments that exceed any of the foregoing limitations may be returned, distributed or otherwise corrected using any method permissible under the Code.

NONDISCRIMINATION REQUIREMENTS

         (a) Except if this Contract is purchased by a "church" (within the meaning of Code Section 3121(w)), the Plan must satisfy the nondiscrimination requirements of Code Section 403(b)(12).

         (b) Purchase Payments not made pursuant to a salary reduction agreement will satisfy the nondiscrimination requirements of Code Section 403(b)(12) provided they satisfy the requirements of Code Section 401(a)(4) (nondiscrimination in contributions), Code Section 401(a)(5) (permitted disparity), Code Section 401(a)(17) (annual limit on compensation), Code
                  Section 401(m) (average contribution percentage test) and Code
                  Section 410(b) (coverage).

         (c) Purchase Payments made pursuant to a salary reduction agreement will satisfy the nondiscrimination requirements of Code Section 403(b)(12) provided that every employee of the Employer sponsoring the Plan, may elect to make Purchase Payments of more than $200 pursuant to a salary reduction agreement.

6832 A (R9-96)                          -1-

DISTRIBUTION RESTRICTIONS AND REQUIREMENTS

         (a) Distributions attributable to Purchase Payments made pursuant to a salary reduction agreement may be made only when the Owner attains age 59 1/2, separates from service, dies, becomes "disabled" (within the meaning of Code Section 403(b)(11)) or incurs a hardship. A distribution made due to a hardship may not include income attributable to such Purchase Payments.

         (b) Distributions from this Contract must comply with the minimum distribution and incidental death benefit requirements of Code
                  Section 403(b)(10). Accordingly, an Owner's entire interest under the Contract generally must be distributed (or begin to be distributed) by April 1 of the calendar year following the later of (i) the calendar year in which the Owner attains age 70 1/2, or (ii) the calendar year in which the Owner retires (the "Required Beginning Date").

                  Distributions commencing not later than the Required Beginning Date may be made over the life of the Owner or over the lives of the Owner and his or her Designated Beneficiary (or over a period not extending beyond the life expectancy of the Owner or the life expectancy of the Owner and his or her Designated Beneficiary).

         (c) If the Owner dies before distribution of his or her interest in the Contract has begun in accordance with paragraph (b) above, the Owner's entire interest must be distributed within five years, unless: (i) such interest is distributed to a Designated Beneficiary over his or her life (or over a period not extending beyond such Designated Beneficiary's life expectancy); and (ii) such distribution begins not later than one year after the Owner's death. If the Designated Beneficiary is the Owner's surviving spouse, the date on which the distributions are required to begin shall not be earlier than the date on which the Owner would have attained age 70 1/2.

         (d) If the Owner dies after distribution of his or her interest in this Contract has begun in accordance with paragraph (b) above but before his or her entire interest has been distributed, the remaining interest must be distributed at least as rapidly as under the method of distribution being used prior to the Owner's death.

         (e) All distributions must comply with a method of distribution offered by the Company under this Contract.

         (f) If the Owner receives a distribution from this Contract that qualifies as an "eligible rollover distribution" (within the meaning of Code Section 402(f)(2)(A)) and elects to have such distribution paid directly to an "eligible retirement plan" (within the meaning of Code Section 402(c)), such distribution shall be made in the form of a direct transfer to the eligible retirement plan. The Company may establish reasonable administrative rules applicable to such direct transfers.

NONFORFEITABILITY

         (a) The Owner's rights under this Contract shall be nonforfeitable except for failure to pay future Premiums.

         (b) This Contract may not be transferred, sold, assigned or pledged as collateral for a loan or as security for the performance of an obligation or for any other purposes to any person other than the Company.

MULTIPLE CONTRACTS

         (a) If for any taxable year an Owner is covered by this Contract and any other TSA, all such contracts shall be treated as a single contract.

PLAN PROVISIONS

         The Plan, including certain Plan provisions required by the Employee Retirement Income Security Act of 1974 or other applicable law, may limit the Owner's rights under this Contract. The Plan provisions may:

         (a)      Limit the Owner's right to make Purchase Payments;

         (b) Restrict the time when the Owner may elect to receive payments under this Contract;

         (c) Require the consent of the Owner's spouse before the Owner may elect to receive payments under this Contract;

         (d) Require that all distributions be made in the form of a joint and survivor annuity for the Owner and the Owner's spouse unless both consent to a different form of distribution;

         (e)      Require that the Owner's spouse be the Designated Beneficiary;

         (f) Require that the Owner remain employed by the Employer sponsoring the Plan for a specified period of time before the Owner's rights under this Contract become fully vested; or

         (g) Otherwise restrict the Owner's exercise of rights under the Contract or give the Employer sponsoring the Plan (or a Plan representative) the right to exercise certain rights on the Owner's behalf.

         No such Plan provision shall limit an Owner's rights under this Contract, unless the Employer sponsoring the Plan has provided the Company with written notification of such provision. In no event shall any such Plan provision enlarge the Company's obligations under this Contract.

TAX CONSEQUENCES

         (a) The Company will not incur any liability or be responsible for the timing, purpose or propriety of any contribution or distribution; any tax or penalty imposed on account of any such contribution or distribution; or any other failure, in whole or in part, by the Owner or the Employer to comply with the provisions set forth in the Code or any other law.

ADMINISTRATION

         The Company does not act as the Administrator of the Plan. Accordingly, the Company will not incur any liability or be responsible for interpreting the Plan or deciding any question arising thereunder.

                                        SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                   ROGER K. VIOLA

                                                      Secretary


----------------------------
Endorsement Effective Date
(If Other Than Issue Date)

                                   ENDORSEMENT

INDIVIDUAL RETIREMENT ANNUITY PROVISIONS

INDIVIDUAL RETIREMENT ANNUITY ENDORSEMENT

         This Contract is established as an Individual Retirement Annuity ("IRA") as defined in Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision pursuant to the Owner's request in the Application. Accordingly, this endorsement is attached to and made part of the Contract as of its Issue Date or, if later, the date shown below. Notwithstanding any other provisions of the Contract to the contrary, the following provisions shall apply.

RESTRICTIONS ON INDIVIDUAL RETIREMENT ANNUITY

         To ensure treatment as an IRA, this Contract will be subject to the requirements of Code Section 408, which are briefly summarized below:

         1. The Contract is established for the exclusive benefit of the Owner or his or her beneficiaries. The Owner shall be the Annuitant.

         2. The Contract shall be nontransferable and the entire interest of the Owner in the Contract is nonforfeitable.

         3. Notwithstanding any provision of the Contract to the contrary, the distribution of the Owner's interest shall be made in accordance with the minimum distribution requirements of
                  Section 401(a)(9) of the Internal Revenue Code and the regulations thereunder, including the incidental death benefit provisions of Section 1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

                  The Owner's entire interest in the Contract must be distributed, or begin to be distributed, by the Owner's required beginning date, which is the April 1 following the calendar year in which the Owner reaches age 70 1/2. For each succeeding year, a distribution must be made on or before December 31. By the required beginning date, the Owner may elect to have the balance in the account distributed in one of the following forms:

                           1)       A single lump sum payment;

                           2) Equal or substantially equal monthly, quarterly, or annual payments over the life of the Owner or over the joint and last survivor lives of the Owner and his or her Designated Beneficiary; or

                           3) Equal or substantially equal annual payments over a specified period that may not be longer than the Owner's life expectancy or the joint and last survivor life expectancy of the Owner and his or her Designated Beneficiary.

                  An Annuity Option may not be elected with a Fixed Period that will guarantee Annuity Payments beyond the life expectancy of the Annuitant and Beneficiary and Annuity Payments must be made at least annually and in equal amounts.

         4. If the Owner dies before his or her entire interest is distributed, the entire remaining interest will be distributed as follows:

                  a. If the Owner dies on or after distributions have begun under Section 3, the entire remaining interest must be distributed at least as rapidly as provided under Section 3.

V 6842A (1-97)

                  b. If the Owner dies before distributions have begun under Section 3, the entire remaining interest must be distributed as elected by the Owner or, if the Owner has not so elected, as elected by the Designated Beneficiary or Beneficiaries as follows:

                           1) by December 31 of the year containing the fifth anniversary of the Owner's death; or

                           2) in equal or substantially equal payments over the life or life expectancy of the Designated Beneficiary or Beneficiaries starting by December 31 of the year following the year of the Owner's death. If, however, the Designated Beneficiary is the Owner's surviving spouse, then this Distribution is not required to begin until December 31 of the later of: (1) the calendar year immediately following the calendar year in which the Owner died; or
                                    (2) the calendar year in which the Owner would have attained age 70 1/2.

         5. An individual may satisfy the minimum distribution requirements under Section 401(a)(9) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements of two or more IRAs. For this purpose, the Owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above.

         6. Any refund of premiums (other than those attributable to excess contributions) will be applied before the close of the calendar year following the year of the refund toward the payment of future premiums or the purchase of additional benefits.

         7. The annual premium shall not exceed the lesser of $2,000 or 100 percent of compensation ($4,000 or 100 percent of compensation for Spousal IRAs however, no more than $2,000 can be contributed to either spouse's IRA), except for plans defined in Section 408(k) of the Code, for which annual premiums shall not exceed $30,000.

         8. Rollover contributions from other qualified plans permitted by the Internal Revenue Code Sections 402(c), 403(a)(4), 403(b)(8), and 408(d)(3), are excluded from the limit set forth in Section 8.

         9. Notwithstanding any Contract provisions to the contrary, no amount may be borrowed under the Contract and no portion may be used as security for a loan.

         10. Annuity Payments may not begin before the Annuitant attains the age of 59 1/2 without incurring a penalty tax except in the situations described in Section 72(t) of the Code.

                                        SECURITY BENEFIT LIFE INSURANCE COMPANY

                                                   ROGER K. VIOLA

                                                      Secretary


-----------------------------
Endorsement Effective Date
(If Other Than Issue Date)